Exhibit 99.1

CoStar Group Achieves 100% Year-Over-Year Increase in
Quarterly Sales Bookings and Delivers Strong EBITDA Margin Expansion
Apartments.com ranked number one in traffic for the sixth month in a row

WASHINGTON, DC - October 28, 2015 - CoStar Group, Inc. (NASDAQ: CSGP), the leading provider of commercial real estate information, analytics and online marketplaces, announced today that revenue for the third quarter of 2015 was $189.1 million, an increase of approximately 24% over revenue of $153.1 million for the third quarter of 2014.

“We continued to achieve outstanding sales results in the third quarter of 2015, and we had more net bookings in the last two quarters than in the entire year of 2014,” said Andrew C. Florance, Founder and Chief Executive Officer of CoStar Group. “This impressive performance has been driven by exceptional execution on the part of our sales team supported by the highly effective Apartments.com advertising campaign and is resulting in strong sales company-wide. Net bookings in the third quarter of 2015 were $30.8 million, up 100% compared to net bookings of $15.4 million in the third quarter of 2014. Net new sales on annual subscriptions were $31.0 million in the third quarter of 2015 versus $15.4 million in the same quarter last year, which represents a year-over-year increase of 102% and an increase of 22% sequentially from the second quarter of 2015.”

“We have also begun to achieve margin improvement, which I anticipate will continue in 2016 and beyond as we remain fully committed to reaching our goal of a 40% margin by the end of 2018,” stated Florance. “We are extremely focused on accelerating cost synergies within our apartment rentals listings services, as we continue to deliver new sales at high incremental margin across all of our services.”

Year 2014-2015 Quarterly Results - Unaudited
(in millions, except per share data)
	2014				2015
	Q1	Q2	Q3	Q4	Q1	Q2	Q3

Revenues	$119.1	$147.7	$153.1	$156.1	$159.0	$170.7	$189.1
EBITDA	27.0	37.6	43.7	43.0	14.3	(1.5)	22.1
Net income (loss)	9.7	8.2	13.0	13.9	(6.1)	(15.0)	(5.4)
Net income (loss) per share - diluted	0.34	0.28	0.40	0.43	(0.19)	(0.47)	(0.17)
Weighted average outstanding shares - diluted	28.8	29.5	32.1	32.1	31.8	31.9	32.0

Adjusted EBITDA	37.0	45.3	51.8	54.3	23.8	11.3	35.5
Non-GAAP Net Income	19.8	23.5	27.9	29.8	10.8	2.4	17.2
Non-GAAP Net Income per share - diluted	0.69	0.80	0.87	0.93	0.34	0.08	0.53

Florance continued, “Our website traffic and consumer engagement are exceptionally strong in the apartment listings space. We believe page views are the best measure of online consumer engagement and according to Amazon Alexa as of October 24, 2015 our lead apartment listing brand of Apartments.com had three times the number of page views as that of our top competitor’s most advertised brand, Rent.com. In the same period according to Alexa, our apartment listings network - consisting of Apartments.com, Apartment Finder and Apartment Home Living - was the number one apartment listing network in unique monthly visitors, visits, page views, average minutes per visit and total time on site. For September 2015, Apartments.com experienced a 74% year-over-year increase in unique visitors according to comScore. For the sixth month in a row, Apartments.com had the most traffic among apartment listings sites and was the number one apartment listings site in consumer engagement with the most page views and minutes per visit according to comScore, Hitwise, Alexa and Compete.”

Including the impact of investments in marketing for Apartments.com as well as costs associated with the integration of Apartment Finder, adjusted EBITDA (defined below) was $35.5 million in the third quarter of 2015, an increase of $24.2 million compared to $11.3 million in the second quarter of 2015. EBITDA in the third quarter of 2015 was $22.1 million compared to ($1.5) million in the second quarter of 2015.

Non-GAAP net income (defined below) in the third quarter of 2015 was $17.2 million or $0.53 per diluted share compared to $2.4 million or $0.08 per diluted share in the second quarter of 2015, an increase of $14.8 million. Net income in the third quarter of 2015 was ($5.4) million or ($0.17) per diluted share compared to net income of ($15.0) million or ($0.47) per diluted share in the second quarter of 2015.

As of September 30, 2015, the Company had approximately $391.0 million in cash, cash equivalents and long-term investments. Short and long-term debt outstanding totaled approximately $370.0 million as of September 30, 2015.

2015 Outlook

“We are raising full year earnings guidance based on great progress integrating Apartment Finder and the fact that we are reducing costs faster than expected,” stated Scott Yinger, Interim Chief Financial Officer of CoStar Group. The Company now expects non-GAAP net income per diluted share (defined below) for the full year of $1.74 to $1.78, an increase of $0.10 at the mid-point compared to the company’s prior outlook.

The Company expects non-GAAP net income per diluted share (defined below) of approximately $0.79 to $0.83 for the fourth quarter of 2015, which includes approximately $1.5 to $2.0 million of marketing expense, or $0.03 to $0.04 of non-GAAP net income per diluted share that shifted from the third quarter of 2015 to the fourth quarter of 2015.

Yinger added, “As a result of continued strong sales results in the third quarter of 2015, we expect full year revenue in a range of $709 million to $712 million, which is an increase of $1 million at the mid-point compared to our prior outlook.”  Apartments.com revenue showed an impressive growth of approximately 20% year-over year in the third quarter of 2015 and the Company expects growth in a range of 25% to 30% in the fourth quarter of 2015 based on continued strong sales. The updated range also includes the faster than expected shut-down of non-core services at Apartment Finder which is expected to result in lower costs, higher earnings and slightly lower revenue from Apartment Finder services compared to the prior outlook. The updated outlook includes Apartment Finder 2015 revenue of approximately $39 million to $41 million.

For the fourth quarter of 2015, the Company expects revenue of approximately $190 million to $193 million, which includes the strong sales performance year to date and typical fourth quarter seasonality in the LoopNet marketplace.

The preceding forward-looking statements reflect CoStar Group’s expectations as of October 28, 2015, including forward-looking non-GAAP financial measures on a consolidated basis. We are not able to forecast with certainty whether or when certain events, such as acquisition-related costs, the exact amounts or timing of investments, transition, de-emphasis or discontinuation of services, restructuring, settlements or impairments will occur in any given quarter. Given the risk factors, uncertainties and assumptions discussed above, actual results may differ materially. Other than in publicly available statements, the Company does not intend to update its forward-looking statements until its next quarterly results announcement.

Reconciliation of EBITDA, adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share and all of the disclosed non-GAAP financial measures to their GAAP basis results are shown in detail below, along with definitions for those terms.

Non-GAAP Financial Measures

For information regarding the purpose for which management uses the non-GAAP financial measures disclosed in this release and why management believes they provide useful information to investors regarding the Company’s financial condition and results of operations, please refer to the Company’s latest periodic report.

EBITDA is a non-GAAP financial measure that represents GAAP net income attributable to CoStar Group before (i) interest income (expense), (ii) provision for income taxes, and (iii) depreciation and amortization.

Adjusted EBITDA is a non-GAAP financial measure that represents EBITDA before (i) stock-based compensation expense, (ii) acquisition and integration related costs, (iii) restructuring charges and related costs, and (iv) settlements and impairments incurred outside the Company’s normal business operations.

Non-GAAP net income is a non-GAAP financial measure that represents GAAP net income attributable to CoStar Group before (i) purchase amortization and other related costs, (ii) stock-based compensation expense, (iii) acquisition and integration related costs, (iv) purchase accounting adjustments, (v) restructuring charges and related costs, and (vi) settlements and impairments. From this figure, we then subtract an assumed provision for income taxes to arrive at non-GAAP net income. The company assumes a 38% tax rate in order to approximate our long-term effective corporate tax rate.

Non-GAAP net income per diluted share (also referred to as non-GAAP EPS) is a non-GAAP financial measure that represents non-GAAP net income divided by the number of diluted shares outstanding for the period used in the calculation of GAAP net income per diluted share.

Earnings Conference Call

Management will conduct a conference call at 11:00 AM EDT on Thursday, October 29, 2015 to discuss earnings results for the third quarter of 2015 and the Company’s outlook. The audio portion of the conference call will be broadcast live over the Internet at www.costargroup.com/investors/events To join the conference call by telephone, please dial (800) 553-5260 (from the United States and Canada) or (612) 332-1213 (from all other countries) and refer to conference code 370580. An audio recording of the conference call will be available for replay approximately one hour after the call's completion and will remain available for a period of time following the call. To access the recorded conference call, please dial (800) 475-6701 (from the U.S. and Canada) or (320) 365-3844 (from all other countries) using access code 370580. The webcast replay will also be available in the Investors section of CoStar Group's website for a period of time following the call.

CoStar Group, Inc.
Condensed Consolidated Statements of Operations-Unaudited
(in thousands, except per share data)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2015	2014	2015	2014

Revenues	$189,078	$153,056	$518,755	$419,840
Cost of revenues	53,728	40,932	143,758	114,056
Gross margin	135,350	112,124	374,997	305,784

Operating expenses:
Selling and marketing	80,506	40,668	242,418	109,302
Software development	17,048	14,227	49,040	41,721
General and administrative	31,074	25,388	86,346	76,535
Purchase amortization	7,153	8,361	21,260	20,696
	135,781	88,644	399,064	248,254

Income (loss) from operations	(431)	23,480	(24,067)	57,530
Interest and other income	42	46	473	245
Interest and other expense	(2,363)	(2,698)	(7,060)	(8,066)
Income (loss) before income taxes	(2,752)	20,828	(30,654)	49,709
Income tax expense (benefit), net	2,610	7,871	(4,199)	18,763
Net income (loss)	$(5,362)	$12,957	$(26,455)	$30,946

Net income (loss) per share - basic	$(0.17)	$0.41	$(0.83)	$1.04
Net income (loss) per share - diluted	$(0.17)	$0.40	$(0.83)	$1.03

Weighted average outstanding shares - basic	31,980	31,742	31,934	29,692
Weighted average outstanding shares - diluted	31,980	32,075	31,934	30,134

CoStar Group, Inc.
Reconciliation of Non-GAAP Financial Measures-Unaudited
(in thousands, except per share data)

Reconciliation of Net Income (Loss) to Non-GAAP Net Income

	For the Three Months		For The Nine Months
	Ended September 30,		Ended September 30,
	2015	2014	2015	2014

Net income (loss)	$(5,362)	$12,957	$(26,455)	$30,946
Income tax expense (benefit), net	2,610	7,871	(4,199)	18,763
Income (loss) before income taxes	(2,752)	20,828	(30,654)	49,709
Purchase amortization and other related costs	17,117	16,151	44,147	39,243
Stock-based compensation expense	9,312	6,647	25,169	20,906
Acquisition and integration related costs	1,787	707	5,347	3,178
Restructuring and related costs	2,279	—	2,279	—
Settlements and impairments	—	746	2,778	1,799
Non-GAAP income before income taxes	27,743	45,079	49,066	114,835
Assumed rate for income tax expense, net *	38%	38%	38%	38%
Assumed provision for income tax expense, net	(10,542)	(17,130)	(18,645)	(43,638)
Non-GAAP net income	$17,201	$27,949	$30,421	$71,197

Net income (loss) per share - diluted	$(0.17)	$0.40	$(0.83)	$1.03
Non-GAAP net income per share - diluted	$0.53	$0.87	$0.94	$2.36

Weighted average outstanding shares - basic**	31,980	31,742	31,934	29,692
Weighted average outstanding shares - diluted**	32,229	32,075	32,229	30,134

* A 38% tax rate is assumed in order to approximate the Company's long-term effective corporate tax rate.
** For periods with GAAP net losses and non-GAAP net income, the weighted-average outstanding shares used to calculate non-GAAP net income per share includes potentially dilutive securities that were excluded from the calculation of GAAP net income per share as the effect was anti-dilutive.

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	For the Three Months		For The Nine Months
	Ended September 30,		Ended September 30,
	2015	2014	2015	2014

Net income (loss)	$(5,362)	$12,957	$(26,455)	$30,946
Purchase amortization in cost of revenues	9,964	7,790	22,887	18,547
Purchase amortization in operating expenses	7,153	8,361	21,260	20,696
Depreciation and other amortization	5,403	4,061	14,860	11,490
Interest income	(42)	(46)	(473)	(245)
Interest expense	2,363	2,698	7,060	8,066
Income tax expense (benefit), net	2,610	7,871	(4,199)	18,763
EBITDA	$22,089	$43,692	$34,940	$108,263
Stock-based compensation expense	9,312	6,647	25,169	20,906
Acquisition and integration related costs	1,787	707	5,347	3,178
Restructuring and related costs	2,279	—	2,279	—
Settlements and impairments	—	746	2,778	1,799
Adjusted EBITDA	$35,467	$51,792	$70,513	$134,146

CoStar Group, Inc.
Condensed Consolidated Balance Sheets - Unaudited
(in thousands)

	September 30,	December 31,
	2015	2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$375,509	$527,012
Accounts receivable, net	51,066	38,694
Deferred and other income taxes, net	35,246	20,007
Income tax receivable	1,027	1,027
Prepaid expenses and other current assets	10,350	9,736
Debt issuance costs, net	3,276	3,335
Total current assets	476,474	599,811

Long-term investments	15,507	17,151
Property and equipment, net	87,627	73,753
Goodwill	1,249,945	1,138,805
Intangible assets, net	250,813	241,622
Deposits and other assets	2,933	2,676
Debt issuance costs, net	7,437	9,864
Total assets	$2,090,736	$2,083,682

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$99,008	$61,287
Current portion of long-term debt	20,000	20,000
Deferred revenue	43,910	38,003
Total current liabilities	162,918	119,290

Long-term debt, less current portion	350,000	365,000
Deferred gain on sale of building	21,870	23,762
Deferred rent	29,927	27,032
Deferred income taxes, net	11,262	30,349
Income taxes payable	4,801	4,703

Stockholders' equity	1,509,958	1,513,546
Total liabilities and stockholders' equity	$2,090,736	$2,083,682

CoStar Group, Inc.
Results of Segments-Unaudited
(in thousands)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2015	2014	2015	2014
Revenues
North America	$182,556	$146,899	$500,059	$402,074
International
External customers	6,522	6,157	18,696	17,766
Intersegment revenue *	4	5	25	41
Total International revenue	6,526	6,162	18,721	17,807
Intersegment eliminations	(4)	(5)	(25)	(41)
Total revenues	$189,078	$153,056	$518,755	$419,840

EBITDA
North America **	$20,993	$42,929	$32,816	$106,387
International ***	1,096	763	2,124	1,876
Total EBITDA	$22,089	$43,692	$34,940	$108,263

*Intersegment revenue recorded during 2015 was attributable to services performed for the Company’s wholly owned subsidiary, CoStar Portfolio Strategy by Grecam S.A.S. (“Grecam”), a wholly owned subsidiary of CoStar Limited, the Company’s wholly owned U.K. holding company.

**North America EBITDA includes an allocation of approximately $225,000 and $204,000 for the three months ended September 30, 2015 and 2014, respectively. North America EBITDA includes an allocation of approximately $763,000 and $939,000 for the nine months ended September 30, 2015 and 2014, respectively. This allocation represents costs incurred for International employees involved in development activities of the Company’s North America operating segment.

***International EBITDA includes a corporate allocation of approximately $74,000 and $59,000 for the three months ended September 30, 2015 and 2014, respectively. International EBITDA includes a corporate allocation of approximately $200,000 and $197,000 for the nine months ended September 30, 2015 and 2014, respectively. This corporate allocation represents costs incurred for North America employees involved in management and expansion activities of the Company’s International operating segment.

Reconciliation of Non-GAAP Financial Measures with 2014-2015 Quarterly Results - Unaudited
(in millions, except per share data)

Reconciliation of Net Income (Loss) to Non-GAAP Net Income

	2014				2015
	Q1	Q2	Q3	Q4	Q1	Q2	Q3

Net income (loss)	$9.7	$8.2	$13.0	$13.9	$(6.1)	$(15.0)	$(5.4)
Income tax expense (benefit), net	5.9	5.0	7.8	7.3	0.6	(7.4)	2.6
Income (loss) before income taxes	15.6	13.2	20.8	21.2	(5.5)	(22.4)	(2.8)
Purchase amortization and other related costs	6.2	17.0	16.1	15.5	13.5	13.5	17.1
Stock-based compensation expense	7.9	6.3	6.7	7.4	7.4	8.4	9.3
Acquisition and integration related costs	1.1	1.4	0.7	0.6	0.6	2.9	1.8
Restructuring and related costs	—	—	—	2.0	—	—	2.3
Settlements and impairments	1.0	—	0.7	1.3	1.4	1.4	—
Non-GAAP income before income taxes	31.8	37.9	45.0	48.0	17.4	3.9	27.7
Assumed rate for income tax expense, net *	38%	38%	38%	38%	38%	38%	38%
Assumed provision for income tax expense, net	(12.0)	(14.4)	(17.1)	(18.2)	(6.6)	(1.5)	(10.5)
Non-GAAP net income	$19.8	$23.5	$27.9	$29.8	$10.8	$2.4	$17.2

Non-GAAP net income per share - diluted	$0.69	$0.80	$0.87	$0.93	$0.34	$0.08	$0.53

Weighted average outstanding shares - basic**	28.3	29.1	31.7	31.8	31.8	32.0	32.0
Weighted average outstanding shares - diluted**	28.8	29.5	32.1	32.1	32.2	32.3	32.2

* A 38% tax rate is assumed in order to approximate the Company's long-term effective corporate tax rate.
** For periods with GAAP net losses and non-GAAP net income, the weighted-average outstanding shares used to calculate non-GAAP net income per share includes potentially dilutive securities that were excluded from the calculation of GAAP net income per share as the effect was anti-dilutive.

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	2014				2015
	Q1	Q2	Q3	Q4	Q1	Q2	Q3

Net income (loss)	$9.7	$8.2	$13.0	$13.9	$(6.1)	$(15.0)	$(5.4)
Purchase amortization	6.2	17.0	16.1	15.5	13.5	13.5	17.1
Depreciation and other amortization	3.7	3.7	4.1	4.2	4.3	5.1	5.4
Interest income	(0.1)	(0.1)	(0.0)	(0.3)	(0.3)	(0.1)	(0.0)
Interest expense	1.6	3.8	2.7	2.4	2.3	2.4	2.4
Income tax expense (benefit), net	5.9	5.0	7.8	7.3	0.6	(7.4)	2.6
EBITDA	$27.0	$37.6	$43.7	$43.0	$14.3	$(1.5)	$22.1
Stock-based compensation expense	7.9	6.3	6.7	7.4	7.4	8.4	9.3
Acquisition and integration related costs	1.1	1.4	0.7	0.6	0.6	2.9	1.8
Restructuring and related costs	—	—	—	2.0	—	—	2.3
Settlements and impairments	1.0	—	0.7	1.3	1.4	1.4	—
Adjusted EBITDA	$37.0	$45.3	$51.8	$54.3	$23.7	$11.2	$35.5

CoStar Group, Inc.
Reconciliation of Forward-Looking Guidance-Unaudited
(in thousands, except per share data)

Reconciliation of Forward-Looking Guidance, Net Income (Loss) to Non-GAAP Net Income

	Guidance Range		Guidance Range
	For the Three Months		For the Twelve Months
	Ended December 31, 2015		Ended December 31, 2015
	Low	High	Low	High

Net income (loss)	$11,450	$15,050	$(15,000)	$(11,400)
Income tax expense (benefit), net	3,300	4,800	(900)	600
Income (loss) before income taxes	14,750	19,850	(15,900)	(10,800)
Purchase amortization and other related costs	14,000	14,000	58,200	58,200
Stock-based compensation expense	10,800	8,800	36,000	34,000
Acquisition and integration related costs	1,700	700	7,000	6,000
Restructuring and related costs	—	—	2,300	2,300
Settlements and Impairments	—	—	2,800	2,800
Non-GAAP income before income taxes	41,250	43,350	90,400	92,500
Assumed rate for income tax expense, net *	38%	38%	38%	38%
Assumed provision for income tax expense, net	(15,700)	(16,500)	(34,400)	(35,200)
Non-GAAP net income	$25,550	$26,850	$56,000	$57,300

Net income (loss) per share - diluted	$0.35	$0.47	$(0.47)	$(0.36)
Non-GAAP net income per share - diluted	$0.79	$0.83	$1.74	$1.78

Weighted average outstanding shares - basic**	32,000	32,000	31,900	31,900
Weighted average outstanding shares - diluted**	32,300	32,300	32,200	32,200

* A 38% tax rate is assumed in order to approximate the Company's long-term effective corporate tax rate.
** For periods with GAAP net losses and non-GAAP net income, the weighted-average outstanding shares used to calculate non-GAAP net income per share includes potentially dilutive securities that were excluded from the calculation of GAAP net income per share as the effect was anti-dilutive.

Reconciliation of Forward-Looking Guidance, Net Income (Loss) to Adjusted EBITDA

	Guidance Range		Guidance Range
	For the Three Months		For the Twelve Months
	Ended December 31, 2015		Ended December 31, 2015
	Low	High	Low	High
Net income (loss)	$11,450	$15,050	$(15,000)	$(11,400)
Purchase amortization and other related costs	14,000	14,000	58,200	58,200
Depreciation and other amortization	5,800	5,800	20,600	20,600
Interest and other expense (income), net	2,300	2,300	8,900	8,900
Income tax expense (benefit), net	3,300	4,800	(900)	600
Stock-based compensation expense	10,800	8,800	36,000	34,000
Acquisition and integration related costs	1,700	700	7,000	6,000
Restructuring and related costs	—	—	2,300	2,300
Settlements and impairments	—	—	2,800	2,800
Adjusted EBITDA	$49,350	$51,450	$119,900	$122,000

All Contacts

Scott Yinger
Interim Chief Financial Officer
(202) 623-5262
syinger@costargroup.com

Richard Simonelli
Vice President, Investor Relations
(202) 346-6394
rsimonelli@costargroup.com

About CoStar Group, Inc.

CoStar Group, Inc. (Nasdaq: CSGP) is the leading provider of commercial real estate information, analytics and online marketplaces. Founded in 1987, CoStar conducts expansive, ongoing research to produce and maintain the largest and most comprehensive database of commercial real estate information. Our suite of online services enables clients to analyze, interpret and gain unmatched insight on commercial property values, market conditions and current availabilities. LoopNet is the most heavily trafficked commercial real estate marketplace online with more than 10.0 million registered members. Apartments.com, ApartmentFinder.com and ApartmentHomeLiving.com form the premier online apartment resource for renters seeking great apartment homes and provide property managers and owners a proven platform for marketing their properties. CoStar Group operates websites with over 23.7 million unique monthly visitors in aggregate as of September 2015. Headquartered in Washington, DC, CoStar maintains offices throughout the U.S. and in Europe and Toronto with a staff of approximately 2,850 worldwide, including the industry’s largest professional research organization. For more information, visit www.costargroup.com.

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about CoStar's financial expectations, the Company's plans, objectives, expectations and intentions and other statements including words such as “hope,” "anticipate," "may," "believe," "expect," "intend," "will," "should," "plan," "estimate," "predict," "continue" and "potential" or the negative of these terms or other comparable terminology. Such statements are based upon the current beliefs and expectations of management of CoStar and are subject to significant risks and uncertainties. Actual results may differ materially from the results anticipated in the forward-looking statements. The following factors, among others, could cause or contribute to such differences: the risk that the trends stated or implied by this release cannot or will not be sustained at the current pace, including trends related to sales, earnings, revenue, margin improvement, integration of acquisitions, and reduction of costs; the risk that the Company is unable to sustain current growth rates or increase them; the risk that the Company is unable to achieve its margin goals or continue to deliver new sales at high incremental margin across all of its services as stated in this release; the risk that synergies from the acquisitions of Apartments.com and Apartment Finder will not be as expected, may not be fully realized, may take longer to realize than expected or may not drive revenue and earnings growth as expected; the risk that the businesses of Apartments.com, Apartment Finder and CoStar may not be combined successfully or in a timely and cost-efficient manner; the risk that the Company will be unable to continue reducing costs at the rate expected or when expected; the risk that the impact of the shut-down of non-core services at Apartment Finder on costs, earnings and revenue differs from expectations; the risk that revenues for the fourth quarter and full year 2015 will not be as stated in this press release; the possibility that the impact of seasonality on the LoopNet marketplace will differ from expectations; the risk that net income for the fourth quarter and full year 2015 will not be as stated in this press release; the risk that non-GAAP net income and non-GAAP net income per diluted share for the fourth quarter and full year 2015 will not be as stated in this press release; the risk that the Company’s investment and marketing plans and expected amounts, or the timing of any such investments, may change and that such investments do not produce the expected results; the risk that Adjusted EBITDA for the fourth quarter and full year 2015 will not be as stated in this press release; and the risk that the impact of investments on earnings will differ from current expectations. Additional factors that could cause results to differ materially from those anticipated in the forward-looking statements can be found in CoStar’s Annual Report on Form 10-K for the year ended December 31, 2014, and Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, each of which is filed with the SEC, including in the “Risk Factors” section of those filings, and the Company’s other filings with the SEC available at the SEC’s website (www.sec.gov). CoStar assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.